UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2007

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6455 Nancy Ridge Drive, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2007, La Jolla Pharmaceutical Company (the "Company") issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that Niv E. Caviar has been appointed Executive Vice President, Chief Business Officer and Chief Financial Officer of the Company. Mr. Caviar is 39 years old and was most recently Vice President and Head of Marketing for the medical dermatology business at Allergan, from 2006 until May 2007. From 2002 to 2005, Mr. Caviar served as Allergan’s Vice President of Business Development. From 2001 to 2002, Mr. Caviar was Vice President of Business Development and Marketing at Immusol Biopharmaceuticals. From 1999 to 2001, he was Director of Corporate Development at Affymetrix, Inc. Prior to Affymetrix, Mr. Caviar was a management consultant of Accenture’s Pharmaceutical and Health Care Strategy practice. Mr. Caviar received an M.B.A. from Harvard Business School and a B.S. in Mechanical Engineering from the U.S. Air Force Academy.

There are no family relationships between Mr. Caviar and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Caviar and any other person pursuant to which Mr. Caviar was selected as an executive officer of the Company. Mr. Caviar is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

The Company entered into an Executive Employment Agreement with Mr. Caviar to serve as Chief Business Officer, Chief Financial Officer and Executive Vice President, effective May 10, 2007, which provides for: (i) an annual base salary of $275,000; (ii) a signing bonus of $50,000 to be earned and paid in two installments; (iii) a non-guaranteed annual bonus based on achievement of specified performance goals and objectives in accordance with the Company’s 2007 Executive Bonus Plan, with a target bonus for calendar year 2007 of 35% of his base salary prorated for the partial year of service; (iv) a grant of options to purchase 180,000 shares of common stock of the Company; (v) up to $40,000 in relocation assistance; and (vi) severance benefits in qualifying circumstances equal to nine months of his base salary.

The above description of the Executive Employment Agreement is a summary and is qualified in its entirety by the agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The full text of the Company’s press release issued in connection with the announcement of Mr. Caviar’s hiring is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Executive Employment Agreement, dated May 10, 2007, by and between La Jolla Pharmaceutical Company and Niv E. Caviar

99.1 Press Release issued by La Jolla Pharmaceutical Company on May 10, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

May 10, 2007	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Vice President of Finance and Secretary (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement, dated May 10, 2007, by and between La Jolla Pharmaceutical Company and Niv E. Caviar
99.1	Press Release issued by La Jolla Pharmaceutical Company on May 10, 2007